UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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SOVEREIGN BANCORP, INC.

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The following op-ed was published on December 19, 2005.
The Reading Eagle
Viewpoint: Board devoted to growth
By Andrew C. Hove
December 19, 2005
Andrew C. Hove Jr. is a resident of Lincoln, Neb. He joined the board of directors of Sovereign Bank in 2001 and became a director of Sovereign Bancorp in 2002.
One of the largest banks headquartered in Pennsylvania has been taking potshots from dissident shareholders. I take these potshots personally. I am a director of Sovereign Bancorp.
I am a former acting chairman and vice chairman of the Federal Deposit Insurance Corporation, having served on the FDIC board for 11 years. I saw the best- and worst-run banks.
When I received Sovereign’s invitation to join its board, I accepted knowing that Sovereign’s corporate governance ranked among the best.
Good corporate governance for a bank is about four things: good people on the board who are smart and experienced, no conflicts of interest that will benefit a director at the expense of shareholders, active discussion among all directors about the workings of the bank and its performance and future direction and active communication with shareholders about the decisions the bank makes and the reasoning behind them.
Look at Sovereign in light of those four topics.
You do not need bankers on a bank board. There are plenty of bankers in management. What you do need are people who can relate to the business, people who are active community members, and people who can bring value to the overall decision making of the bank. You need independent directors.
I know the people on Sovereign’s board. P. Michael Ehlerman has spent his career in finance and accounting. Brian Hard helps direct a $4 billion global transportation holding company. Marion L. Heard has a distinguished record as head of United Way of New England and as a director of several large public companies. Cameron C. Troilo Sr. is a commercial real estate investor. Daniel K. Rothermel is a retired general counsel of a New York Stock Exchange-listed company. I am a former bank regulator. All of us are people who have the future of the bank, the future of the community and the benefit of all shareholders in our minds at all times.
I am proud to be a board member. The bank only will get stronger as it strives to exceed the toughest corporate governance standards.
Every bank director must provide voluminous information prior to joining a bank board. Except for Jay Sidhu, who as chairman, president and CEO, is a member of Sovereign management, all Sovereign directors are independent.
There has been a question raised by the dissidents about whether it is good for directors to have banking relationships with the bank. At Sovereign banking relationships are encouraged. What better way to understand the bank, help guide it and help it thrive than to be a customer? In fact one Sovereign director could get loans at far better terms at another bank, but he keeps his banking relationship with Sovereign. That is the price he pays to be a board member.
Active discussion and involvement at the board level at Sovereign is encouraged. We have multiple meetings throughout the year where we explore a wide variety of issues about guiding the bank and maintaining a high level of corporate governance.
Our compensation system has been challenged by dissidents, but the board had been compensated largely in stock. And when the stock value rose — it has more than tripled over the last 10 years, benefiting all shareholders — our compensation rose. We have made that compensation more modest, but the principles remain: We are here to help govern the bank to benefit all shareholders and the communities it serves.
As one of the leading banks on the East Coast, Sovereign holds a special place of esteem. Directors are pledged to do everything we can to be sure that active communication with our team members, our shareholders and the communities remains a top priority as the bank grows. Right after the Sarbanes-Oxley Act was passed, all our independent directors met with our institutional shareholders in an open meeting in New York. Not many companies have done that.
These are exciting times at Sovereign. The bank has done well for shareholders by being aggressive about growth in the Northeast. With the acquisition of Independence, Sovereign will reach from Maryland to New Hampshire. And it will do what it does best: focus on consumers and small businesses.
There are dissidents who just want to make a quick killing in the market. My fellow directors and I do not share that goal. We are all about growing Sovereign for the benefit of all shareholders for the short and long term.

This op-ed was published in The Reading Eagle on December 19, 2005. Sovereign Bancorp has obtained permission from Andrew C. Hove, director of Sovereign Bancorp, Inc., to reprint and distribute this op-ed. Sovereign Bancorp has obtained permission from the publisher, The Reading Eagle, to reprint and distribute this op-ed.
Sovereign Bancorp, Inc. and its directors and officers may be deemed to be participants in the solicitation of proxies from shareholders of Sovereign in connection with the election of directors at the 2006 annual meeting of shareholders. Information regarding the names of Sovereign’s directors and executive officers and their respective interests in Sovereign by security holdings or otherwise is set forth in Sovereign’s proxy statement relating to the 2005 annual meeting of shareholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Sovereign’s website at http://www.sovereignbank.com. Additional information regarding the interests of such potential participants will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with Sovereign’s 2006 annual meeting of shareholders.
Sovereign Bancorp, Inc. will file a Proxy Statement on Schedule 14A with the SEC in connection with its 2006 annual meeting of shareholders, which, when filed, will be available free of charge at the SEC’s website at http://www.sec.gov. Investors and security holders are advised to read Sovereign’s Proxy Statement, when available, and the other materials to be filed by Sovereign related to the proxy solicitation, when available, because they will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement on Schedule 14A and all other related material to be filed by Sovereign with the SEC (when they are filed and become available) free of charge at the SEC’s website at http://www.sec.gov or by contacting Sovereign’s proxy solicitors, Innisfree M&A Incorporated at 1-888-750-5834 or Mackenzie Partners, Inc. at 1-800-322-2885. Sovereign also will provide a copy of these materials without charge at the Investor Relations section of its website at http://www.sovereignbank.com.